EXHIBIT 10.9

                                 PROMISSORY NOTE

$80,000.00                                                  As of April 12, 2004
                                                              New York, New York

       1. PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation having an office at PMB 300 1630 A 30th Street, Boulder, Colorado 80301 (the
"Maker") hereby promises to pay to the order of MME, Inc., a New Jersey corporation (the "Holder"), in such coin or currency of the United States of America as shall be legal tender at the time of payment, the principal sum of EIGHTY THOUSAND and 00/100 ($80,000.00) DOLLARS (the "Principal Amount"), with interest thereon computed from the date of advance until maturity, whether on the Maturity Date (as hereinafter defined), by acceleration, or otherwise, at the rate equal to Ten (10%) Percent per annum on the original Principal Amount (the "Interest Rate") and thereafter at the Default Rate (as hereinafter defined), together with any costs, expenses and attorneys' fees incurred by Holder pursuant to the provisions hereof.

       2. Maker shall pay to Holder quarterly in arrears commencing on July 1, 2004 and on the first day of every third month thereafter through and including April 12, 2007 (or such earlier date on which Holder accelerates payment of the indebtedness evidenced hereby pursuant the provisions hereof), being herein referred to as the "Maturity Date", interest at the Interest Rate on the unpaid balance of the Principal Amount. On the Maturity Date, whether by acceleration, prepayment, or otherwise, the outstanding balance of the Principal Amount, together with accured and unpaid interest and any other amounts due and payable to Holder hereunder shall be paid in full.

       3. If any payment (whether for principal or interest) becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Connecticut are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day.

       4.     Upon the occurrence of any of the following events of default:

              (a) Maker defaults in the payment of principal or interest on the Note when and as the same shall become due and payable whether by acceleration thereof or otherwise;

the covenants and agreements contained in the Note (other than those relating to payment) and same shall remain unremedied for a period of five (5) business days after Maker shall receive written notice of such default from Holder, unless such cure cannot reasonably be completed within said period, then if a remedy is not commenced within said time period and diligently and continuously prosecuted to completion within sixty (60) days following the default;

              (c) Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or Maker files any petition for

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relief under the federal  Bankruptcy  Code; or any order,  judgment or decree is entered adjudicating Maker bankrupt or insolvent;

              (d) Maker petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of Maker, or of any substantial part of the assets of or any proceedings for the voluntary liquidation and dissolution of Maker under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

              (e) any such petition or application is filed or any such proceedings are commenced against Maker and Maker by any act indicates its approval thereof, consent thereto or acquiescence therein, or any order, judgment or decree is entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days; or

              (f) any order, judgment or decree is entered in any proceeding against Maker decreeing the dissolution of Maker and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days;

then, and at any time thereafter, the Holder may, by written notice to the Maker, at its option (i) declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to Principal Amount and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; however, if any event described in clauses (d) through (f), inclusive, shall occur, this Note shall thereupon become immediately due and payable, both as to Principal Amount and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

       5. In the event the Maker fails to pay the Principal Amount on the Maturity Date, the Principal Amount shall thereafter bear interest at the rate of eighteen percent per annum (the "Default Rate").

       6. In the event the Maker fails to pay the Principal Amount on the Maturity Date, Maker shall pay to Holder as liquidated damages, an amount of ten percent of the outstanding balance, including unpaid interest, on this Note.

       7. The outstanding balance of the Principal Amount on this Note shall be pre-payable at any time on five (5) days notice to Holder, in whole or in part, without the imposition of a prepayment premium.

       8. The terms and conditions of this Note shall be governed by, and construed and interpreted in accordance with the laws of the State of Connecticut.

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       9.     All notices, demands or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, reputable overnight carrier or sent by registered or certified mail, postage prepaid, addressed to each party as set forth in the initial paragraph of this Note. If mailed, any notice, demand or other communication shall be deemed to have been given or made when mailed. Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

       10. Any waiver of any term or condition or any amendment of, or supplementation to, this Note shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Note shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Note.

       11. The Maker shall pay on demand all costs and expenses (including without limitation actual legal fees) incurred by the Holder in connection with the enforcement of this Note.

       12. In the event that any one or more of the provisions of this Note shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in any other respect and the remaining provisions of this Note shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

       13. The Holder may, upon prior written notice to the Maker, negotiate or assign all or part of its rights under this Note to any other person, and any holder or assignee (or further holder or assignee) may, upon prior written notice to the Maker, further negotiate or assign such rights to any other person.

       14. The rights, powers and remedies provided herein are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Holder in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

       15. The Maker agrees that its obligation to make payments of principal and interest as provided for herein are independent obligations and shall be absolute and unconditional and not subject to any defense, counterclaim, set-off or other right, existing or future, which the Maker may have against the Holder, any holder hereof or any other person or entity.

       16. The payment of this Note is secured by that certain security agreement (the "Security Agreement") dated as of the date hereof between Maker, as debtor, and Holder, as secured party.

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       17.    The Maker knowingly and intentionally  waives the applicability of any rule of construction, which provides that in the event of ambiguity, the provision in question is to be construed to the detriment of the party responsible for the drafting of the document.

       18. The Maker agrees to reimburse the Holder for its reasonable legal fees incurred in connection with the loan evidenced hereby.

       19. If any law which applies to the Note and which sets maximum interest charges, is finally interpreted so that the interest charged by Holder to Maker or other charges collected or to be collected in connection with this Note exceed the permitted limits under any applicable law or statute, then: (i) any such interest or other charges shall be reduced by the amount necessary to reduce the charges to the permitted limit; and (ii) any sums already collected from Maker which exceed permitted limits will be applied and shall be deemed to have been payments of Maker's obligations hereunder.

       IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first above written.

                                            PARADISE MUSIC & ENTERTAINMENT, INC.


                                            By: /s/ Kelly T. Hickel
                                               ---------------------------------
                                               Name:  Kelly T. Hickel
                                               Title: Chairman and President


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